Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. ANNOUNCES RECORD NET INCOME

OF $4.1 MILLION FOR THE FIRST QUARTER OF 2018

Highlights

•	Net income of $4.1 million for the first quarter of 2018
•	Diluted earnings per share of $0.58 for the first quarter of 2018
•	Book value per share of $20.17 as of March 31, 2018, an increase of $1.11, or 5.8%, since

March 31, 2017

•	Tangible book value per share of $19.29 as of March 31, 2018, an increase of $1.19, or 6.6%, since March 31, 2017
•	Loan growth of $15.6 million during the first quarter of 2018, an increase of 1.4%
•	Deposit growth of $62.3 million during the first quarter of 2018, an increase of 5.6%

Manitowoc, Wisconsin, April 19, 2018 – County Bancorp, Inc. (Nasdaq: ICBK), the holding company of Investors Community Bank, an agricultural and commercial bank headquartered in Manitowoc, Wisconsin, reported net income of $4.1 million, or $0.58 diluted earnings per share, for the first quarter of 2018, compared to net income of $2.6 million, or $0.38 diluted earnings per share, for the first quarter of 2017.  This represents a return on average assets of 1.15% for the quarter ended March 31, 2018, compared to 0.85% for the quarter ended March 31, 2017.  Net income for the first quarter of 2018 was positively impacted by loan growth, as well as a recovery on a previously charged off commercial loan which resulted in a reduction in the provision for loan losses. The reduction in the federal corporate income tax rate also had a positive impact on net income.

“Historically the first quarter has been a more modest one for loan growth, and 2018 was no different.  That being said, our pipelines for both commercial and agriculture loans remain strong,” stated Timothy J. Schneider, President of County Bancorp, Inc. and CEO of Investors Community Bank.  “After seeing solid core deposit growth in the fourth quarter of 2017, the first quarter saw a slight retraction.  The core deposit gathering strategies we put into place in 2017 and continue in 2018 are still expected to show improvement for the balance of the year.”

He added, “The Company earned solid net income and earnings per share in the first quarter of 2018, much of which was due to the large recovery on a commercial loan discussed further below.  This recovery resulted in a lower loan loss provision for the quarter, which offset some of the additional migration of loans into nonperforming assets.  The dairy sector in general continues to feel the stress of three years of lower milk prices.  We continue to work through this dairy cycle with our clients and have recently seen some improvement in the Chicago Mercantile Exchange milk price futures for the balance of 2018 and into 2019.”

Loans and Total Assets

Total assets at March 31, 2018 were $1.5 billion, an increase of $63.2 million, or 4.5%, and $208.8 million, or 16.7%, over total assets as of December 31, 2017 and March 31, 2017, respectively.  Total loans were $1.2 billion at March 31, 2018, which represents a $15.6 million, or 1.4%, and $115.5 million, or 11.0%, increase over total loans at December 31, 2017 and March 31, 2017, respectively.   For the first quarter 2018, we continued to see solid loan demand in all of our market areas.

In addition to the on-balance sheet loan growth, participated loans that we continue to service totaled $611.4 million at March 31, 2018, which is an increase of $10.7 million, or 1.8%, and $29.7 million, or 5.1%, over December 31, 2017 and March 31, 2017, respectively.

Deposits

Total deposits at March 31, 2018 were $1.2 billion, an increase of $62.3 million, or 5.6%, and $191.1 million, or 19.5%, over total deposits as of December 31, 2017 and March 31, 2017, respectively.  Core deposit (demand deposits, money markets, and certificates of deposit) generation remained challenging, showing a decrease of $11.9 million during the first quarter of 2018 due to normal cyclical trends related to agricultural and municipal deposits. We continue to supplement our deposit needs with wholesale deposits, which include brokered deposits and national certificates of deposit.  Brokered deposits and national certificates of deposit at March 31, 2018 were $502.8 million, which was an increase of $77.8 million, or 18.3%, from December 31, 2017, and an increase of $139.6 million, or 38.4%, from March 31, 2017.

Net Interest Income and Margin

Net interest income improved slightly to $10.3 million for three months ended March 31, 2018 compared to $10.2 million for the three months ended December 31, 2017. For the three months ended March 31, 2018, net interest income increased to $10.3 million from $9.2 million for the three months ended March 31, 2017, primarily due to loan growth.

Net interest margin decreased to 3.01% for the three months ended March 31, 2018, compared to 3.06% for the three months ended December 31, 2017. For the three months ended March 31, 2018, the net interest margin of 3.01% decreased from 3.07% for the three months ended March 31, 2017. The decline reflected the impact of costs related to deposits and borrowings increasing more than the yields on loans and investments. Yields on interest bearing assets increased by 0.25% between the first quarter of 2017 and the first quarter of 2018 while the costs of interest bearing liabilities increased by 0.35%.

During the first quarter of 2018, the Company executed an interest rate swap on two sets of its trust preferred floating rate securities.  The swaps converted the interest rate paid on one set of trust preferred securities from a floating rate, reset quarterly, of three month LIBOR plus 1.53% (currently 3.65%) to a fixed rate of 4.354% and for the other set, from a floating rate of three month LIBOR plus 1.69% (currently 3.81%) to a fixed rate of 4.514%.  Both swaps qualify for cash flow hedge accounting under ASC 815-20-25-3, so any market value adjustments will be marked to market through accumulated other comprehensive income, assuming the hedge remains highly effective through the life of the swaps.  The swaps will commence June 15, 2018 and will mature on June 15, 2028.

Non-Interest Income and Expense

Non-interest income for the three months ended March 31, 2018 was unchanged at $2.0 million compared to the three months ended December 31, 2017.

Non-interest income for the quarter ended March 31, 2018 increased $0.3 million to $2.0 million compared to $1.7 million for the quarter ended March 31, 2017. The increase is directly related to increases in loan servicing rights which was the result of higher volumes of loans being serviced.

Non-interest expense for the three months ended March 31, 2018 decreased by $0.4 million to $6.8 million compared to the three months ended December 31, 2017.  While employee compensation and benefits increased by $0.5 million for the three months ended March 31, 2018 compared to the three months ended December 31, 2017, non-interest expense for the three months ended December 31, 2017 was higher by $0.4 million compared to the three months ended March 31, 2018 primarily due to business development expenses in the fourth quarter of 2017 which were accelerated from future periods to maximize the tax advantage of the higher corporate tax rate in 2017 and the write-down of an OREO property of $0.8 million in the fourth quarter of 2017.

Non-interest expense for the quarter ended March 31, 2018 increased $0.9 million to $6.8 million from $5.9 million for the quarter ended March 31, 2017.  The increase is primarily related to the recognition of a gain on the sale of an OREO property of $0.4 million included for the quarter ended March 31, 2017, which helped offset expenses during the same period. Small increases quarter-over-quarter were seen in employee compensation and benefits and information processing expenses.

Income Taxes

Income tax expense for the three months ended March 31, 2018 was $1.4 million compared to $2.9 million for the three months ended December 31, 2017. On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law.  Among other changes was a permanent reduction in the federal corporate income tax rate from 35% to 21% effective January 1, 2018.  As a result of the reduction in the corporate income tax rate, the Company decreased the value of its net deferred tax asset by $0.9 million, which was included in income tax expense for the three months ended December 31, 2017. The additional variance in income tax expense was caused by the reduction in the federal corporate income tax rate.

Income tax expense for the quarter ended March 31, 2018 decreased to $1.4 million compared to $1.6 million for the quarter ended March 31, 2017 due the reduction in the federal corporate income tax rate.

Asset Quality

Non-performing assets as a percent of total assets increased to 1.83% at March 31, 2018, from 1.15% at December 31, 2017.  At March 31, 2018, non-performing assets were $26.7 million, up from $16.1 million at December 31, 2017. Non-performing loans increased $6.1 million from one relationship being put on non-accrual status and three properties were transferred from non-accrual status into OREO for an increase of $4.4 million in OREO during the quarter ended March 31, 2018.

For the three months ended March 31, 2018, the Company recorded net recoveries of $1.3 million compared to net charge offs of $0.4 million for the three months ended December 31, 2017. A recovery of $1.2 million was recorded during the three months ended March 31, 2018 on a multi-family real estate loan, acquired in 2016 as part of the Fox River Valley acquisition.

A provision for loan losses of $0.1 million was recorded for the three months ended March 31, 2018, as a result of a $1.4 impairment on an agricultural relationship that partially offset the net recovery mentioned above.  For the three months ended December 31, 2017 and March 31, 2017, the provision for loan losses was $12 thousand and $0.8 million, respectively.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and our wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches we have developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  We also serve business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Our customers are served from our full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and our loan production offices in Darlington, Eau Claire, Fond du Lac, and Sheboygan.

Forward-Looking Statements

This press release includes "forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking statements presented in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this press release include those identified in County Bancorp, Inc.’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.  Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Investor Relations Contact

Glen L. Stiteley

EVP - CFO, Investors Community Bank

Phone: (920) 686-5658

Email: gstiteley@icbk.com

County Bancorp, Inc. Consolidated Financial Summary (Unaudited)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(dollars in thousands, except per share data)
Period-End Balance Sheet:
Assets
Cash and cash equivalents	$90,676	$66,771	$71,795	$35,939	$31,185
Securities available for sale, at fair value	141,360	126,030	107,242	115,148	115,431
Loans held for sale	6,407	6,575	2,054	8,036	2,841
Agricultural loans	698,106	686,430	675,856	643,978	629,049
Commercial loans	406,096	407,036	397,989	380,606	372,052
Multi-family real estate loans	54,514	49,133	45,943	43,879	40,471
Residential real estate loans	5,512	6,005	6,584	7,060	7,369
Installment and consumer other	297	347	229	145	68
Total loans	1,164,525	1,148,951	1,126,601	1,075,668	1,049,009
Allowance for loan losses	(14,612)	(13,247)	(13,625)	(13,503)	(13,428)
Net loans	1,149,913	1,135,704	1,112,976	1,062,165	1,035,581
Other assets	71,901	61,965	65,258	65,346	66,376
Total Assets	$1,460,257	$1,397,045	$1,359,325	$1,286,634	$1,251,414

Liabilities and Shareholders' Equity
Time deposits	$497,296	$444,395	$443,882	$437,710	$424,981
Brokered deposits	319,692	282,616	281,205	235,785	211,661
Money market accounts	199,834	199,118	169,612	164,061	196,828
Demand deposits	101,167	125,584	118,815	102,569	96,407
NOW accounts and interest checking	48,212	51,613	46,178	47,811	44,859
Savings	6,189	6,751	6,402	5,727	6,581
Total deposits	1,172,390	1,110,077	1,066,094	993,663	981,317
FHLB Advances	120,500	121,500	128,300	133,300	110,300
Other liabilities	24,553	24,482	25,202	23,417	25,723
Total Liabilities	1,317,443	1,256,059	1,219,596	1,150,380	1,117,340

Shareholders' equity	142,814	140,986	139,729	136,254	134,074
Total Liabilities and Shareholders' Equity	$1,460,257	$1,397,045	$1,359,325	$1,286,634	$1,251,414

Stock Price Information:
High - Year-to-date	$33.76	$35.89	$35.89	$35.89	$35.89
Low - Year-to-date	$26.61	$22.73	$22.73	$22.73	$24.70
Market price - Quarter-end	$29.21	$29.76	$30.05	$24.00	$29.06
Book value per share	$20.17	$19.93	$19.79	$19.31	$19.06
Tangible book value per share (1)	$19.29	$19.04	$18.87	$18.38	$18.10
Average diluted shares of common stock quarter-to-date	6,768,965	6,768,939	6,757,648	6,701,578	6,727,502
Common shares outstanding	6,684,923	6,673,381	6,657,601	6,641,159	6,615,232

Non-Performing Assets:
Nonaccrual loans	$17,746	$11,559	$12,862	$12,412	$15,263
Other real estate owned (2)	8,982	4,565	6,576	6,520	6,597
Total non-performing assets	$26,728	$16,124	$19,438	$18,932	$21,860

Restructured loans not on nonaccrual	$10,488	$9,019	$8,087	$4,523	$4,446

Non-performing assets as a % of total assets	1.83%	1.15%	1.43%	1.47%	1.75%
Allowance for loan losses as a % of nonaccrual loans	82.34%	114.60%	105.93%	108.79%	87.98%
Allowance for loan losses as a % of total loans	1.25%	1.15%	1.21%	1.26%	1.28%
Net charge-offs (recoveries) quarter-to-date	$(1,268)	$390	$(89)	$1,449	$(22)
Provision for loan loss quarter-to-date	$97	$12	$33	$1,524	$761
(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.
(2)	Does not include $0.4 million of bank property transferred from premises and equipment which is not considered a non-performing asset.

	For the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(dollars in thousands, except per share data)
Selected Income Statement Data:
Interest and Dividend Income
Loans, including fees	$13,691	$13,443	$13,070	$12,328	$11,554
Taxable securities	632	462	461	460	425
Tax-exempt securities	157	88	82	83	97
Federal funds sold and other	213	256	102	81	60
Total interest and dividend income	14,693	14,249	13,715	12,952	12,136

Interest Expense
Deposits	3,796	3,464	3,108	2,806	2,437
FHLB advances and other borrowed funds	484	481	511	464	381
Subordinated debentures	143	135	135	125	120
Total interest expense	4,423	4,080	3,754	3,395	2,938
Net interest income	10,270	10,169	9,961	9,557	9,198
Provision for loan losses	97	12	33	1,524	761
Net interest income after provision for loan losses	10,173	10,157	9,928	8,033	8,437

Non-Interest Income
Services charges	365	332	350	399	325
Gain on sale of loans, net	32	22	47	24	25
Loan servicing fees	1,452	1,483	1,469	1,437	1,410
Loan servicing rights	10	(37)	94	(167)	(205)
Income on OREO	32	16	20	20	18
Other	149	178	107	143	143
Total non-interest income	2,040	1,994	2,087	1,856	1,716

Non-Interest Expense
Employee compensation and benefits	4,218	3,702	3,845	3,833	4,057
Occupancy	204	135	162	180	177
Information processing	465	423	450	397	362
Professional fees	315	406	414	423	414
Business development	299	210	275	286	170
OREO expenses	140	17	50	44	62
Writedown of OREO	-	820	8	78	-
Net loss (gain) on OREO	-	10	39	(27)	(375)
Depreciation and amortization	314	319	323	323	343
Other	830	1,123	725	1,104	685
Total non-interest expense	6,785	7,165	6,291	6,641	5,895
Income before income taxes	5,428	4,986	5,724	3,248	4,258
Income tax expense	1,374	2,855	2,120	1,190	1,626
NET INCOME	$4,054	$2,131	$3,604	$2,058	$2,632

Other Data:
Return on average assets	1.15%	0.62%	1.11%	0.65%	0.85%
Return on average shareholders' equity	11.62%	6.05%	10.36%	6.04%	7.85%
Return on average common shareholders' equity (1)	12.04%	6.12%	10.72%	6.15%	8.09%
Efficiency ratio (1)	55.12%	52.11%	51.83%	57.74%	57.45%
Tangible common equity to tangible assets (1)	8.87%	9.13%	9.29%	9.53%	9.62%

Per Common Share Data:
Basic	$0.59	$0.31	$0.53	$0.30	$0.39
Diluted	$0.58	$0.30	$0.52	$0.59	$0.38
Dividends declared	$0.07	$0.06	$0.06	$0.06	$0.06

  (1)   This is a non-GAAP financial measure.  A reconciliation to GAAP is included below.

	For the Three Months Ended
Non-GAAP Financial Measures:	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(dollars in thousands)
Return on average common shareholders' equity reconciliation:
Return on average shareholders' equity	11.62%	6.05%	10.36%	6.04%	7.85%
Effect of excluding average preferred shareholders' equity	0.42%	0.07%	0.36%	0.11%	0.24%
Return on average common shareholders' equity	12.04%	6.12%	10.72%	6.15%	8.09%

Efficiency ratio GAAP to non-GAAP reconciliation:
Non-interest expense	$6,785	$7,165	$6,291	$6,641	$5,895
Less: net gain (loss) on sales and write- downs of OREO	-	(830)	(47)	(51)	375
Adjusted non-interest expense (non-GAAP)	$6,785	$6,335	$6,244	$6,590	$6,270

Net interest income	$10,270	$10,169	$9,961	$9,557	$9,198
Non-interest income	2,040	1,994	2,087	1,856	1,716
Less: net gain on sales of securities	-	(6)	-	-	-
Operating revenue	$12,310	$12,157	$12,048	$11,413	$10,914
Efficiency ratio	55.12%	52.11%	51.83%	57.74%	57.45%

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(dollars in thousands, except share and per share data)
Tangible book value per share and tangible common equity to tangible assets reconciliation:
Common equity	$134,814	$132,986	$131,729	$128,254	$126,074
Less: Goodwill	5,038	5,038	5,038	5,038	5,038
Less: Core deposit intangible, net of amortization	806	919	1,038	1,165	1,300
Tangible common equity (non-GAAP)	$128,970	$127,029	$125,653	$122,051	$119,736
Common shares outstanding	6,684,923	6,673,381	6,657,601	6,641,159	6,615,232
Tangible book value per share	$19.29	$19.04	$18.87	$18.38	$18.10

Total assets	$1,460,257	$1,397,045	$1,359,325	$1,286,634	$1,251,414
Less: Goodwill	5,038	5,038	5,038	5,038	5,038
Less: Core deposit intangible, net of amortization	806	919	1,038	1,165	1,300
Tangible assets (non-GAAP)	$1,454,413	$1,391,088	$1,353,249	$1,280,431	$1,245,076
Tangible common equity to tangible assets	8.87%	9.13%	9.29%	9.53%	9.62%

Pre-tax pre-provision core income
Pre-tax net income	$5,428	$4,986	$5,724	$3,248	$4,258
Provision for loan losses	97	12	33	1,524	761
Gain on sale of securities	-	(6)	-	-	-
Severance payments	-	-	-	-	180
Loss on sale of old Green Bay branch location	-	-	-	328	-
Acceleration of business development expenses	-	350	-	-	-
Net loss (gain) on sales and write-downs of OREO	-	(830)	(47)	(51)	375
Net OREO expense	108	1	30	24	44
Pre-tax pre-provision core income (non-GAAP)	$5,633	$4,513	$5,740	$5,073	$5,618

	For the Three Months Ended
	March 31, 2018			March 31, 2017
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$136,722	$789	2.31%	$118,825	$522	1.76%
Loans (2)	1,172,786	13,691	4.67%	1,043,454	11,554	4.43%
Interest bearing deposits due from other banks	55,784	213	1.53%	36,996	60	0.65%
Total interest-earning assets	$1,365,292	$14,693	4.30%	$1,199,275	$12,136	4.05%

Allowance for loan losses	(13,722)			(13,047)
Other assets	62,000			52,894
Total assets	$1,413,570			$1,239,122

Liabilities
Savings, NOW, money market, interest checking	$282,313	640	0.91%	$258,080	355	0.55%
Time deposits	742,465	3,156	1.70%	610,857	2,082	1.36%
Total interest-bearing deposits	$1,024,778	$3,796	1.48%	$868,937	$2,437	1.12%
Other borrowings	1,286	16	4.97%	1,863	27	5.80%
FHLB advances	121,067	468	1.55%	116,617	354	1.21%
Junior subordinated debentures	15,529	143	3.68%	15,470	120	3.10%
Total interest-bearing liabilities	$1,162,660	$4,423	1.52%	$1,002,887	$2,938	1.17%

Non-interest-bearing deposits	103,669			93,323
Other liabilities	7,743			8,838
Total liabilities	$1,274,072			$1,105,048

Shareholders' equity	139,498			134,074
Total liabilities and equity	$1,413,570			$1,239,122

Net interest income		$10,270			$9,198
Interest rate spread (3)			2.78%			2.88%
Net interest margin (4)			3.01%			3.07%
Ratio of interest-earning assets to interest- bearing liabilities	1.17			1.20

(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.